UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Consistent with the previously disclosed strategy to optimize the epoxy resin business asset base, on March 21, 2023, management of Olin Corporation (“Olin”) approved a plan to cease operations at Olin’s Cumene facility in Terneuzen, Netherlands and the solid epoxy resin production at its facilities in Gumi, South Korea and Guaruja, Brazil. Olin plans to cease operations by March 31, 2023.

In the first quarter of 2023, Olin expects to incur approximately $57 million of restructuring charges under this plan, of which approximately $15 million of these restructuring charges represent non-cash asset impairment of equipment and facility. Approximately $42 million in cash charges include contract termination costs and facility exit costs, which are expected to be paid over the next three years.

Item 2.06.	Material Impairments.

The disclosures under Item 2.05 are incorporated by reference into this Item 2.06.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 and is incorporated herein by reference is a copy of Olin’s press release dated March 21, 2023 announcing the restructuring described in Item 2.05.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Press Release issued March 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: March 21, 2023